UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022 (January 26, 2022)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)

100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

On January 28, 2022, National HealthCare Corporation filed a Current Report on Form 8-K (the “Original Report”). The Original Report reported under Item 5.02(d), among other things, the appointment of Sandra Y. Trail as a director of the Company. At the time of the filing of the Original Report, Ms. Trail had not been appointed to any committees of the Company’s Board of Directors. On February 10, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mr. Trail to serve on the Audit, Compensation, and Nominating & Corporate Governance Committees of the Board.

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment No. 1”) is being filed by the Company to revise the second sentence in the second paragraph to disclose Ms. Trail’s Board committee assignments. Pursuant to Rule 12b-15 promulgated under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 contains the complete text of Item 5.02, as so amended.

Except for the revision of the second sentence of the second paragraph under Item 5.02(d), this Amendment No. 1 speaks only as of the filing date of the Original Filing, does not reflect events that may have occurred subsequent to such filing date and does not modify or update in any way disclosures made in the Original Report.

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 26, 2022, the Board of Directors (“Board”) of National HealthCare Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board and by unanimous vote of the Board, increased the size of the Board by one director to a total of eight directors effective February 1, 2022 (the “Effective Date”), and appointed Ms. Sandra Y. Trail to fill the resulting vacancy as of the Effective Date. It is intended that Ms. Trail will be a nominee for election to the Board for a three (3) year term at the Company’s 2022 Annual Meeting of the Shareholders.

The Board determined that Ms. Trail is an independent director. At its regularly scheduled meeting on February 10, 2022, the Board assigned Ms. Trail to serve on the Company’s Audit, Compensation, and Nominating & Corporate Governance Committees. There are no arrangements or understandings between Ms. Trail and any other persons, pursuant to which she was appointed as a director and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Trail will receive the Company’s standard non-employee director compensation as described in its 2021 Proxy Statement. In connection with her service on the Board, Ms. Trail and the Company will enter into the Company’s standard director and officer indemnification agreement.

Ms. Trail has been a licensed practicing attorney for over 35 years as a sole proprietor and since 2018 as a principal in the firm of Trail, Coleman and Stearns, PLLC located in Murfreesboro, Tennessee. In her capacity as an attorney, Ms. Trail has represented businesses, governments, and individuals in a wide variety of transactional matters. Ms. Trail is also a certified public accountant and has worked in the tax and audit departments of two public accounting firms. Ms. Trail earned a B.S. degree in accounting from Middle Tennessee State University and a law degree from the Nashville School of Law. She has served on numerous legal, charitable, and governmental and health care boards, and currently serves as a board member of the City of Murfreesboro, Tennessee Water Resources Board and World Outreach Church.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 15, 2022

NATIONAL HEALTHCARE CORPORATION

By:	/s/Stephen F. Flatt
Name:	Stephen F. Flatt
Title:	CEO